Exhibit 5.1

November 27, 2024

Zion Oil & Gas, Inc.

12655 North Central Expressway

Suite 1000

Dallas, Texas 75243

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Zion Oil & Gas, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with respect to the contemplated offer and sale from time to time of an aggregate of up to $300,000,000 of any combination of the following securities (the “Securities”): (i) shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”); (ii) debt securities, in one or more series, consisting of either senior debt securities or subordinated debt securities (the “Debt Securities”), which may be issued pursuant to an indenture to be dated on or about the date of the first issuance of Debt Securities thereunder, by and between a trustee to be selected by the Company (the “Trustee”) and the Company, in the form filed as Exhibit 4.3 to the Registration Statement as such indenture may be amended and restated and one or more indentures supplemental thereto with respect to any particular series of Debt Securities (the “Indenture”); (iii) warrants (“Warrants”) to purchase Common Stock or Debt Securities which may be issued under one or more warrant agreements, to be dated on or about the date of the first issuance of the Warrants thereunder, by and between a warrant agent to be selected by the Company (the “Warrant Agent”) and the Company (each, a “Warrant Agreement”); and (iv) units consisting of two or more series of Common Stock, Debt Securities or Warrants, or any combination thereof (the “Units”).

In rendering the opinions set forth herein, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, resolutions adopted by the Board of Directors of the Company (the “Board”), the amended and restated certificate of incorporation of the Company, as amended (the “Certificate of Incorporation”), the bylaws of the Company, as amended (the “Bylaws”), and such other corporate records, agreements, certificates and documents of officials of the Company, public officials and others as we have deemed appropriate and relevant as a basis for the opinions hereinafter expressed. We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity any document reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies. As to any facts material to the opinions expressed herein, we have not independently established or verified, we have relied upon, and assumed the accuracy of, statements and representations of officers and other representatives of the Company and others.

420 Lexington Avenue, Suite 2446, New York, NY 10170 | 646-861-7891

12121 Wilshire Blvd., Suite 810, Los Angeles, CA 90025 | 818-930-5686

Zion Oil & Gas, Inc.

November 27, 2024

In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto had or will have the power, corporate or other, to enter into and perform all obligations thereunder and we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below) the validity and binding effect on such parties. In addition, we have assumed that at or prior to the time of delivery of any Securities: (i) a purchase, underwriting or similar agreement with respect to any of the Securities will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ii) the Registration Statement and any amendments thereto will have been declared effective and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) the definitive terms of the issuance and sale of each class or series of Securities will have been duly established in accordance with the authorizing resolutions adopted by the Company’s Board (or an authorized committee thereof) and in conformity with the Compnay’s Certificate of Incorporation and Bylaws and applicable law; (iv) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement; (v) to the extent required by applicable law and relevant rules and regulations of the Commission, a prospectus supplement will have been prepared and timely filed with the Commission describing the Securities offered thereby and will comply at all relevant times with all applicable laws; (vi) in the case of Debt Securities, the applicable Indenture and indenture Trustees will have been duly qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the Trustee on a Form T-1 has been or will be filed with the Commission with respect to each such Trustee; (vii) the choice of New York law to govern the Indenture is a valid and legal provision; (viii) the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (a) to issue and sell the Securities being offered, and (b) to execute and deliver the applicable Indenture, purchase, underwriting or similar agreement, or other applicable operative document; (ix) any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise and, with respect to shares of Common Stock offered, there will be sufficient shares of Common Stock authorized under the Certificate of Incorporation and not otherwise reserved for issuance; (x) at the time of issuance of the Securities, the Company validly exists and is duly qualified and in good standing under the laws of the State of Delaware, and has the necessary corporate power for such issuance; (xi) at the time of issuance of the Securities, the Certificate of Incorporation and then-operative Bylaws of the Company are in full force and effect and have not been amended, restated, supplemented or otherwise altered, and there has been no authorization of any such amendment, restatement, supplement or other alteration, in either case since the date hereof; and (xii) the terms, execution and delivery of the Securities (a) do not result in breaches of, or defaults under, agreements or instruments to which the Company is bound or violations of applicable statutes, rules, regulations or court or governmental orders, and (b) comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, and our consideration of those questions of law we considered relevant, we are of the opinion that:

1. With respect to any shares of Common Stock offered under the Registration Statement, when (i) the Board has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book - entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Debt Securities, or upon the exercise of Warrants, the applicable Indenture (as defined below) or warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon exchange or conversion of any Securities constituting Debt Securities that is exchangeable for or convertible into Common Stock or upon exercise of Warrants that are exercisable to purchase Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

2. With respect to any Warrants offered under the Registration Statement, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Zion Oil & Gas, Inc.

November 27, 2024

3. With respect to any series of Debt Securities offered under the Registration Statement, when (i) the Board has taken all necessary action to authorize and approve the issuance of such Debt Securities, the terms of the offering thereof and related matters, (ii) the applicable Indenture in substantially the form filed as an exhibit to the amendment to Registration Statement and any supplemental indenture thereto relating to such Debt Securities have been duly authorized, executed and delivered by the parties thereto with the Indenture or such supplemental indenture having been completed to include the terms of such Debt Securities, (iii) the trustee under the applicable Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and (iv) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the terms of the applicable Indenture and the applicable resolution of the Board or supplemental indenture relating to such Debt Securities and the applicable definitive purchase, underwriting or similar agreement, against payment (or delivery) of the consideration therefor provided for therein, such Debt Securities will be valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to any Units offered under the Registration Statement, when (i) the Company Securities relating to such Units have been duly authorized for issuance (ii) the Board has taken all necessary corporate action to approve the terms of the Units, the term of the offering thereof and related matters; and (ii) the Units have been duly executed and delivered in accordance with the applicable purchase, underwriting or similar agreement approved by or on behalf of the Board, then upon payment of the consideration therefore provided therein, the Units will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.  Our opinions herein are expressed solely with respect to the Delaware General Corporation Law, and, as to the Debt Securities, Warrants and Units constituting valid and binding obligations of the Company, the applicable laws of the State of New York that, in our experience, are normally applicable to transactions of the type contemplated by the Registration Statement. The opinion set forth herein related to the Units assumes that such Units are governed by New York law. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same that may occur after the Registration Statement becomes effective. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, which laws are subject to change with possible retroactive effect, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise after the Registration Statement becomes effective. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency.

B.  Our opinions set forth above are subject to and may be limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and (ii) general principles of equity, including concepts of materiality, reasonableness, impossibility of performance, good faith and fair dealing) regardless of whether considered in a proceeding in equity or at law.

C. Our opinions are subject to the qualification that the availability of specific performance, an injunction or other equitable remedies is subject to the discretion of the court before the request is made.

D. You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that prior to issuing any Securities you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable prospectus supplement) and will file such supplement or amendment to this opinion (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

E. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the prospectus included in the Registration Statement or any prospectus supplement, other than as expressly stated herein with respect to the Company Securities.

Zion Oil & Gas, Inc.

November 27, 2024

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the prospectus included in the Registration Statement and in any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder. This letter speaks only as of the effectiveness date of the Registration Statement and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances that arise after the date of this opinion and come to our attention, or any future changes in laws.

/s/The Crone Law Group, P.C.
The Crone Law Group, P.C.